UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019

UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On July 2, 2019, Uber Technologies, Inc. (the “Company”) consummated the transactions contemplated by the Class A preferred unit purchase agreement, as previously disclosed and entered into in April 2019 with affiliates of SoftBank Vision Fund (“SoftBank”), Toyota Motor Corporation (“Toyota”), and DENSO Corporation (“DENSO” and, together with SoftBank and Toyota, the “ATG Investors”), pursuant to which, among other things, (i) on June 30, 2019, the Company contributed certain of the Company’s subsidiaries and all assets and liabilities that are primarily related to the Company’s autonomous vehicle technologies (excluding liabilities arising from certain indemnification obligations related to the Levandowski arbitration and any remediation costs associated with certain obligations that may arise as a result of the Waymo settlement) to a newly formed corporate parent entity for the Company’s Advanced Technology Group (“ATG”), in exchange for common units of ATG representing an 86.2% stake in ATG on a fully diluted basis after giving effect to the investment by the ATG Investors, and (ii) on July 2, 2019, the ATG Investors collectively invested $1.0 billion ($400 million from Toyota, $333 million from SoftBank, and $267 million from DENSO) in ATG in exchange for preferred units of ATG representing a 13.8% stake in ATG on a fully diluted basis, representing an implied $7.25 billion valuation for ATG immediately following the closing of such investment.

Additionally, as previously disclosed, in connection with the investment, the Company entered into a joint collaboration agreement with Toyota, DENSO, and ATG with respect to next-generation self-driving hardware and the development of self-driving vehicles leveraging technology from each of the parties (the “ATG Collaboration Agreement”). Pursuant to the ATG Collaboration Agreement, ATG and Toyota will agree on development plans, and thereafter Toyota will contribute to ATG up to an aggregate of $300 million in cash over six semi-annual installments to fund the ongoing activities contemplated under the ATG Collaboration Agreement. The ATG Collaboration Agreement represents an expansion of the existing relationship between ATG and Toyota and adds DENSO to the overall effort.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: July 2, 2019	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer